                                                                Exhibit 10.40

IBIS TECHNOLOGY CORPORATION HAS OMITTED FROM THIS EXHIBIT 10.40 PORTIONS OF THE EXHIBIT FOR WHICH IT HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED [   ] AND SUCH
CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  Task Order #1
                                       to
                       Equipment Purchase Master Agreement
                                    No. 07482

This Task Order Agreement sets forth the terms and conditions of an individual Equipment Purchase. All of the terms and conditions of the Equipment Purchase Master Agreement No. 07482 between the parties ("EPMA") shall apply unless superseded herein.

1.0      STATEMENT OF WORK

IBIS shall build, test, deliver, install and sell to IBM, and IBM shall buy, two (2) IBIS-1000 oxygen implantation systems (hereinafter referred to as "Equipment" arid "System #1" (with respect to the first system purchased and sold) and "System #2" (with respect to the second system purchased and sold). System #1 will initially be put into service at IBIS' facility in Danvers, MA as specified below. System #2 will be delivered to IBM'S East Fishkill, New York facility as specified below or other IBM facility as specified by IBM. The term "Equipment" shall also include all Deliverables specified in the Section entitled DELIVERABLES in the Equipment Purchase Master Agreement. IBM may, from time to time and in its sole discretion, order additional IBIS-1000 or other model oxygen implantation systems under the terms of this Task Order. Nothing in this Agreement shall obligate IBM to purchase additional systems from IBIS.

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

The Equipment is to be provided in accordance with the provisions of the Equipment Purchase Master Agreement, this Task Order Agreement, Attachments and Appendices, as well as any IBM Purchase Orders issued hereunder.

IBIS agrees that the price for the Equipment is that specified in the Section entitled PRICING below.

2.0      PRICING

                                    -       Price for System #1 - [    ]

                                    -       Price for System #2 [    ]

2.1 IBM shall pay IBIS a transfer fee of [ ] in the event that IBM moves System #1 from IBIS' facility to IBM's facility or accepts a replacement system pursuant to Section 11.2.

3.0 IBIS SYSTEMS DELIVERY DATES

System #1 will be tested and put into service at IBIS' facility in Danvers, MA as specified in Section 4 below.

IBIS will use best efforts to meet the schedule in Section 4.2 below, but in no event shall System #2 be delivered to IBM later than [ ]. Time is of the essence.

4.0      COMPLETION SCHEDULE


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

Major milestones for performing this Agreement and corresponding completion dates are set out in the following schedule.

A technical review shall be conducted at each scheduled Milestone unless otherwise agreed to by IBM and IBIS. Additional reviews may be conducted if deemed necessary by IBM and IBIS. The agenda for the reviews shall include a status of the work specified to be performed to date, significant problems encountered, proposed and actual solution, as well as anticipated problems.

4.1  Schedule for System #1
     Preliminary Test                                                    [    ]
     Final Test                                                          [    ]

4.2  Schedule for System #2
     Design Review                                                       [    ]
     Equipment assembly                                                  [    ]
     Preliminary Test (IBIS M1000 Specification)                         [    ]
     Equipment Shipment to IBM                                           [    ]
     Equipment Installation at IBM                                       [    ]
     Final Test (Test to meet specifications as agreed upon between
     IBIS & IBM)                                                         [    ]


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

5.0      PURCHASE ORDERS/INVOICES

5.1 Upon execution of this Task Order for Equipment, Purchase Order Nos. 990NU3K and 990NV7C will be delivered to IBIS authorizing the work on System #1 and System #2, respectively. Each Purchase Order shall reference the Equipment Purchase Master Agreement, this Task Order Agreement, and General Procurement specifications for Process Equipment.

5.2 IBIS hereby grants to IBM the options to purchase up to [ ] additional new fully functional SIMOX systems from IBIS' then-current product line (the model(s) to be selected by IBM) under this Task Order Agreement and the Equipment Purchase Master Agreement during the period beginning with the Effective Date and ending on [ ]; such Option to be exercised by the sending of IBM purchase order(s) to IBIS for such system(s); each such system to be delivered no later than [ ]after delivery of the applicable purchase order by IBM; and at a price that is the lower of (a) [ ] and (b) a price determined by
Section 10.2 of the EPMA. IBM and IBIS will negotiate if more than [ ]identical SIMOX systems are required in a twelve (12) month period.

5.3 IBIS hereby agrees that IBM and/or its AFFILIATES shall have no obligation whatsoever (i) to purchase any goods (other than Systems #1 and #2) or services from IBIS or (ii) to exercise the option in Section 5.2.

5.4 IBIS shall send all invoices to the following address:


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

         IBM Corporation
         Accounts Payable Dept.
         P.O. Box 8098
         Endicott, NY 13761-8098

6.0      EXECUTION

This Task Order shall commence as of the Date of Execution below and shall expire on December 31, 2003, unless extended by a formally executed written amendment or unless terminated pursuant to Section entitled TERMINATION of the Equipment Purchase Master Agreement.

7.0      COORDINATORS

7.1 All communications and notices between the parties shall be made or given to the party's Purchasing Coordinator assigned as stated below:
In the case of IBM:

         Vic Cole

In the case of the IBIS:

         Al Alioto

7.2      The Technical Coordinator's assigned by each party are:

         For IBM:  Devendra Sedana, Scott Price

         For IBIS: Al Alioto




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

8.0      Deliberately left blank

9.0      INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION

         -        See License Agreement/EPMA

10.0     INTELLECTUAL PROPERTY RIGHTS

10.1.1 - IBIS agrees to deliver all of the data specified for delivery to IBM in
Section 5.0 entitled "DELIVERABLES" of the Equipment Purchase Master Agreement and any additional data agreed by the parties to be delivered to IBM.

11.0     CONSIGNMENT

11.1 System #1 is hereby consigned by IBM to IBIS, subject to the terms of this Agreement, including Appendix A.

11.2 IBIS grants IBM the option, to be exercised, if at all, in IBM's sole discretion: i) to have IBIS transfer SIMOX System #1 to IBM's facility upon one hundred and fifty (150) days' notice to IBIS; or ii) to transfer title to SIMOX System #1 to IBIS and in exchange to receive and have delivered to IBM's facility a new SIMOX system of a model then-offered by IBIS (to be selected by IBM) upon payment of the amount set forth in Section 2.1, as the total consideration) by giving five


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

(5) months notice of its election to IBIS. The terms of such transfer of title of IBM'S consigned SIMOX System #1 to IBIS shall be as specified in Appendix B.

12.0     SURVIVAL

To extent a particular right or obligation herein does not have a specifically identified survival period, all rights and obligations which by their nature survive the expiration or termination of this Task Order will remain in effect beyond any expiration or termination for the period reasonably necessary to accomplish their purpose and shall bind and inure to the benefit of the parties, their legal representatives, successors and assigns.

13.0     CHANGES OR AMENDMENTS

The Task Order may not be changed or amended except by the signed written agreement of the authorized representatives of both parties.

Accepted and Agreed to:

INTERNATIONAL BUSINESS                        IBIS TECHNOLOGY
MACHINES CORPORATION                          CORPORATION



By: /s/  Michael J. Flaherty                  By:  /s/ Al Alioto
   ----------------------------------             ------------------------------
Print Name:  Michael J. Flaherty              Print Name: Al Alioto
           --------------------------                    -----------------------


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

Title:  Mgr. Capital Equipment Procurement    Title: Vice President of Sales and
                                                     Marketing

Date:  5/14/98                                 Date:  April 11, 1998

                                   APPENDIX A

                      SUPPLEMENTAL TERMS AND CONDITIONS FOR
                         CONSIGNMENT OF IBM'S SYSTEM #1

The following provisions of this Appendix A to Task Order #1 supersede the terms in Appendix C of Equipment Purchase Master Agreement No. 07482 only for the SIMOX System #1 consigned to IBIS by IBM and activities performed under the terms of Task Order #1.

Pursuant to Section 11.1 of Task Order #1, IBM shall consign IBM's System #1 to IBIS subject to the following terms and conditions:

1.0 - System #1 shall remain the property of IBM. IBIS shall not pledge, mortgage, encumber, or assign System #1 in any manner, or transfer System #1 to a third party, or exercise any right of ownership in System #1 or perform any act inconsistent with IBM'S ownership thereof, without IBM'S written approval.

2.0 - IBIS may use System #1 for the performance of implantation for other customers, provided that orders issued by IBM for implantation of wafers shall have absolute priority over orders from other customers of IBIS, and IBIS shall immediately process such IBM wafers.

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

3.0 - IBM shall have the right to inspect periodically System #1. Such inspections shall be conducted during normal business hours, subject to reasonable notice.

4.0 IBIS shall maintain records of all transactions involving the System #1 and keep these records on 51. for a minimum of three (3) years from the date the work or services being performed have Inn completed. During such three
(3) year period, IBM may audit these records during reasonable business hours, subject to reasonable notice.

5.0 - IBIS shall transfer System #1 to IBM's facility in accordance with 11.2 of Task Order or within 60 days of termination of EPMA.

6.0 IBIS shall be responsible for any damage to System #1 while it is consigned to IBIS. System #1 shall be delivered to IBM in working order and in as good condition as when first put into service at IBIS facility (pursuant to Section 5.0) reasonable wear and tear accepted, and IBIS shall make any repairs or refurbishing required. The warranty period for System #1 shall extend for the entire period during which System #1 remains at IBIS' facility and for an additional period of six (6) months after System #1 is installed at IBM's facility and accepted by IBM.

6.1 Delivery of System #1 to IBM hereunder shall be to IBM'S dock at East Fishkill, New York or to any other location IBM may direct. Crating, transportation, and insurance shall be at IBIS' expense.

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

7.0 IBIS agrees to indemnify, defend, and hold harmless, IBM, its officers, directors, agents, and employees, from any and all liability, losses, damages or expenses associated with claims, suits, or actions brought by or on behalf of any third party of any nature, including, but not limited to, personal injury (including death), environmental liability, or property damage arising from, or alleged to arise from IBIS' negligence or other wrongful acts or omissions resulting from or in any way related to this Agreement. For the avoidance of doubt, the obligations of this paragraph also apply to all claims, suits or actions based on the design or operation of System #1.

7.1 IBIS agrees to indemnify, defend, and hold harmless, IBM, its officers, directors, agents, and employees, from any and all liability, losses, damages or expenses associated with claims, suits, or actions brought by or on behalf of any third party of any nature, including, but not limited to, personal injury (including death), environmental liability, or property damage arising from, or alleged to arise from, IBIS' negligence or other wrongful acts or omissions and/or IBM's negligence or other wrongful acts or omissions resulting from or in any way related to work performed by IBIS on System #1 for any person or entity other than IBM. For the avoidance of doubt, the obligations of this paragraph also apply to all claims, suits, or actions based on the design or operation of System #1.

8.0      INSURANCE
8.1 IBIS shall purchase, at its own expense, and during the term of this Agreement (unless a longer term is specified) maintain in full force and effect at least the following kinds and minimum amounts of insurance with reputable insurance carriers:


         a. Workers' compensation insurance in accordance with statutory requirements.

         b. Comprehensive General Liability insurance, covering any liability for bodily injury, personal injury (including death), and property damage arising from IBIS' operations, its products and services provided hereunder, its assumed liabilities under this Agreement (including contractual indemnities), and its use and operation of its facilities, for limits of not less than $2,000,000.00 per occurrence combined single limit bodily injury and property damage. IBM shall be listed as an additional insured on the policy.

         IBIS shall maintain the foregoing coverage in full force and effect for at least three years following the expiration of this Agreement.

         c. Property Damage Insurance covering the IBM SIMOX System #1 located at IBIS' facilities. Such insurance shall be written on an "all risk" of physical loss or damage basis, for the full replacement cost of the covered items and in amounts that meet any coinsurance clause of the policies of insurance. IBM shall be listed as an additional insured and loss payee on the policy.

         d. Comprehensive Automobile Liability Insurance - third party, bodily injury, property damage with limits of $2,000,000.00 per occurrence for owned, non-owned, and hired vehicles used by IBIS while performing services in connection with this Agreement. IBM shall be listed as an additional insured on the policy.

         e. Employers Liability coverage with a limit of $1,000,000.00 per occurrence. IBIS shall not commence work until it has furnished IBM with certificates of insurance evidencing the coverage required by this Section. Such certificates must provide that the insurer will give IBM at least thirty (30) days prior written notice of material change in or cancellation of such insurance. IBIS shall indemnify, defend, and hold harmless IBM for all damages sustained by IBM resulting from IBIS' failure to have and maintain the insurance required in this Section.

         f. Maintenance of the Insurance required in this Section shall in no way be interpreted as relieving IBIS of any responsibility whatsoever under this Agreement. IBIS may secure, at its own expense, such additional insurance as it deems necessary.

9.0 If IBIS is unable to deliver System #1 to IBM when requested due to loss or theft, IBIS shall pay IBM the actual cash value of System #1 and explain in detail the circumstances surrounding such failure to deliver. If IBIS is able but, for any reason, fails to deliver upon IBM's request, IBM shall have the right to enter IBIS' premises to remove System #1, and IBIS expressly waives any rights or remedies IBIS has with regard to System #1 including, but not limited to, any right IBIS has to notice and a hearing or to a bond, undertaking, or surely before a writ of replevin, order of seizure, or similar writ or order. IBM shall have all other remedies, at law or in equity.

                                   APPENDIX B

The following terms and conditions shall govern the exercise of the option in
Section 11.2(ii) of Task Order #1.

PROPERTY - Any reference to "Property" or "property" herein shall be construed to mean the used SIMOX System #1 located at IBIS' facility.

ACCEPTANCE -- The terms and conditions contained herein are the complete and exclusive statement of the terms of any sale to IBIS. IBIS' signature below confirms IBIS' assent to these terms and conditions. No addition to or modification of any of these terms and conditions will be effective unless agreed to in writing by IBM. Any terms and conditions submitted on documents supplied by IBIS shall be deemed non-conforming.

WARRANTIES -- ALL PROPERTY IS SOLD ON AN "AS IS" BASIS WITH ALL FAULTS, LATENT AND PATENTS. IBM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, OR OTHERWISE. IBM shall have no responsibility for shipping, installation, warranty, maintenance, engineering changes or technical support of the property purchased hereunder.

PERMITS AND AUTHORIZATIONS REQUIRED BY LAW -- IBIS represent that IBIS possess all the necessary permits and authorizations required to disassemble, remove, transport, resell or otherwise properly dispose of the property being acquired. IBIS agree to comply with all applicable Federal, State and local laws, regulations and ordinances, including but not limited to the regulations of ordinances, including but not limited to the regulations of the United States Department of Commerce relating to the Export of Technical Data, insofar as they relate to IBIS' performance.

INDEMNIFICATION -- IBIS agree to indemnify IBM against any and all claims for damages, including costs and attorney's fees, for personal injury (including death), and loss of or destruction or damage to real or tangible personal property arising from IBIS' acts, omissions or misrepresentation, regardless of the form of action brought against IBM.

INFRINGEMENT OF PATENTS -- The purchase of property does not convey by implication or otherwise any licenses under any patent, domestic or foreign. IBM makes no representation or warranty that the use of any material, equipment or technical information furnished hereunder will not infringe any patent, trademark, copyright, trade secret, or other proprietary interests of any third party, and it shall be IBIS' sole responsibility to make such determination as is necessary with respect to other rights of third parties. IBM shall not be held to any liability with respect to any claim made by any third party on account of, or arising from, the use of such material, equipment, or technical information. IBIS agree to indemnify and save harmless IBM from any and all costs, expenses, liabilities, and claims for infringement of any patents or similar instruments or any trademarks, copyrights, trade secrets, or other proprietary interests in any foreign country or in the U.S.A. (subject to maximum cap as specified in the license and development Section 11.1)

LIMITATION OF IBM'S LIABILITY -- IBM'S entire liability and IBIS' exclusive remedy are set forth in this section. Under no circumstances shall IBM be liable to IBIS for any lost revenue, consequential damages, incidental damages, lost profits or possibility of such damages. In addition, in no event will IBM be liable on any third party claim or for damages caused by IBIS' failure to perform IBIS' responsibilities. In no event, except for claims by IBIS for bodily injury or damage to real property or tangible personal property for which IBM is legally liable, will IBM be liable to IBIS for actual damages in excess of the amount paid by IBIS for property under this Agreement. These limitations apply, regardless of the form of action, whether in contract or in tort, including negligence.

GENERAL -- This Agreement shall be governed by the laws of the State of New York, without regard to die conflict of laws principles thereof. The parties hereto expressly waive any right they may have to a jury trial and agree that any proceeding under this Agreement shall be tried by a judge without a jury.

If any section or subsection of this Agreement is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such section or subsection in every other respect and the remainder of this Agreement shall continue in effect so long as the redacted contract still expresses the Intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

All obligations and duties which by their nature survive the expiration or termination of this Agreement shall remain in effect beyond any expiration or termination.

No actions, regardless of form, arising out of this Agreement, may be brought by either party more than two years alter the cause of action has arisen, or, in the case of nonpayment, more than two years from the date payment was due.

Neither party shall assign this Agreement or any rights hereunder without the prior written consent of the other party.

The waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility herein shall not be deemed a waiver of subsequent instances or of either party's remedies for such noncompliance.

CONFIDENTIAL INFORMATION -- If any confidential information is to be disclosed by IBM or IBIS, such disclosure shall be under the terms of the EPMA.

CHEMICAL -- IBIS agree to indemnify IBM against any and all claims or actions for damage or other relief that may arise due to the property containing chemical residue. IBIS agree to meet all applicable government safety standards and environmental regulations and laws for the removal and transportation of this property

EXPORT -- Some material(s) included in this sale may be a controlled commodity and require a validated export license issued by the U.S. Department of Commerce prior to the export of such commodities from the U.S. As a condition of sale, Buyer will abide by all U.S. Export/Re-export Administration regulations, including export license whenever applicable. IBIS acknowledge awareness of such regulations and agree to become familiar with them prior to exporting any property from the U.S.

SOLE AGREEMENT - THIS AGREEMENT embodies the understanding of the parties with respect to the sale of the property and supersedes all previous communications, representations or understandings, either written or oral, between the parties.

INTERNATIONAL BUSINESS                        IBIS TECHNOLOGY
MACHINES CORPORATION                          CORPORATION


BY:  /s/ Michael J. Flaherty                  BY:  /s/ Al Alioto
    --------------------------------------       ------------------------------
TITLE:  Mgr. Capital Equipment Procurement    TITLE:  VP of Sales and Marketing
       -----------------------------------           --------------------------
DATE:  5/14/98                                DATE:   April 11, 1998
       -----------------------------------           --------------------------